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                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                             November 8, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

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                                   EXHIBIT A
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




                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS-MITF AMT MPS-15                           858778   33-41740   811-1777

DEFINED ASSET FUNDS-MITF IS-156                               781183   33-35575   811-1777

DEFINED ASSET FUNDS-MITF ITS-163                              780838   33-36446   811-1777
DEFINED ASSET FUNDS- ITS-214 DAF                              868122   33-50005   811-1777
DEFINED ASSET FUNDS- ITS-238 DAF                              910384   33-55073   811-1777
DEFINED ASSET FUNDS- ITS-239 DAF                              924325   33-55335   811-1777
DEFINED ASSET FUNDS-MITF IIS-5                                888533   33-48871   811-1777

DEFINED ASSET FUNDS-MITF MPS-77                               277261   2-59963    811-1777
DEFINED ASSET FUNDS-MITF MPS-499                              803706   33-35108   811-1777
DEFINED ASSET FUNDS-MITF MPS-511                              803718   33-39711   811-1777
DEFINED ASSET FUNDS-MITF MPS-519                              803726   33-48471   811-1777
DEFINED ASSET FUNDS- MPS-531 DAF                              892751   33-49757   811-1777

DEFINED ASSET FUNDS-MITF MSS 6C                               847167   33-29127   811-1777
DEFINED ASSET FUNDS-MITF MSS 6D                               847168   33-29257   811-1777
DEFINED ASSET FUNDS- MSS-71 DAF                               910022   33-54729   811-1777
DEFINED ASSET FUNDS-MITF MSS 7O                               847221   33-36447   811-1777
DEFINED ASSET FUNDS-MITF MSS 7P                               847222   33-36733   811-1777

TOTAL:   17 FUNDS

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